For period ended 8/31/2010
Registrant Name: American Beacon Funds
File Number: 811-4984
EXHIBIT 99.906CERT
Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:
1. the Registrant’s report on Form N-CSR for the period ended August 31, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr. Gene L. Needles, Jr.	/s/ Melinda G. Heika Melinda G. Heika
President	Treasurer
American Beacon Funds	American Beacon Funds
Date: November 5, 2010
A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American Beacon Funds and furnished to the Securities and Exchange Commission or its staff.